Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation in this Registration Statement on Form S-1, of our report dated July 20, 2012 of Shop Eat Live, Inc. (A Development Stage Company) relating to the financial statements of Shop Eat Live, Inc. for the year ended March 31, 2012 and March 31, 2011, and the period from January 19, 2011 (Inception) to March 31, 2012, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 26, 2012